Exhibit 4.6

                              LOCALEYES CORPORATION
                             1999 STOCK OPTION PLAN

1.        Establishment, Purpose and Types of Awards

          LocalEyes Corporation hereby establishes the LOCALEYES CORPORATION 1999 STOCK OPTION PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of LocalEyes Corporation (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best-available persons for positions of substantial responsibility.

          The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.        Definitions

          Under this Plan. except where the context otherwise indicates, the following definitions apply:

          (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

          (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

          (c) "Board" shall mean the Board of Directors of the Corporation.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (e)  "Common   Stock"  shall  mean  shares  of  common  stock  of  the
Corporation, par value of one-tenth of one cent ($0.001) per share.

          (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (g) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above. In the event that the Corporation's Common Stock is not publicly traded, the Fair Market Value shall be the price per share determined in good faith by the Board of Directors.

          (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

          (i) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of `parent corporation" provided in Code section 424(e), or any successor thereto.

          (j) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

          (k) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3.        Administration

          (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

          (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

          The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

         (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted;
(iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in the next sentence or in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

          The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

          (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

          (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

          (e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and by-laws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

          (f) Effect of Administrator `s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.        Shares Available for the Plan; Maximum Awards

              Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 11,000,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised. becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5.        Participation

          Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6.        Awards

          The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

          (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

          (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount due upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall .be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

          (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

          (d) Phantom Stock The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

          (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator.
Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

7.        Miscellaneous

          (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

          (b) Loans. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

          (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

          (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by Awards granted, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

          The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

          (e) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

          (f) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time.

          (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

          (h) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

          (i) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within 12 months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                     INCENTIVE STOCK OPTION GRANT AGREEMENT
                                    UNDER THE
                  LOCALEYES CORPORATION 1999 STOCK OPTION PLAN

              This Grant Agreement (the "Agreement") evidences the stock options (each, an "Option" or collectively, the "Options") granted to ______________________ (the "Employee") by LocalEyes Corporation, a Delaware corporation (the `Company"), effective as of _______________ (the "Grant Date"), pursuant to the LocalEyes Corporation 1999 Stock Option Plan (the "Plan") and conditioned upon the Employee's agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

              1. Grant of Options. The Employee is granted ______________ Options under this Agreement. Each Option is an incentive stock option that entitles the Employee to purchase from the Company, at a price of _____ per share (the "Exercise Price"), one share of Common Stock of the Company. If not sooner exercised or terminated, the Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the tenth anniversary of the Grant Date (the "Expiration Date").

               2. Terminologv. Unless stated otherwise in this Agreement, all capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan. Except where the context otherwise requires, the term "Company" shall include LocalEyes Corporation and its Affiliates.

              3.   Vesting.

                      (a) The shares of Common Stock underlying the Options are referred to in this Agreement as "Option Shares."

                      (b) The Options vest in accordance with the attached vesting schedule (the "Vesting Schedule") so long as the Employee is in the continuous employ of, or in a service relationship with, the Company from the Grant Day through the applicable date upon which vesting is scheduled to occur unless otherwise specified herein. Subject to Section 3(c) below, no vesting will accrue to any Options after the Employee ceases to be in either an employment or other service relationship with the Company.

                      (c) Unless the Options have earlier terminated, the vesting of the Options shall be accelerated so that the unvested portion of the Option shall become 100% vested by the Employee upon the occurrence of a Change in Control (other than a merger for the purposes of reincorporating the Company in another state). For purposes of this Agreement, the term "Change in Control" shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale in one or a series of related transactions, (iii) the dissolution or liquidation of the Company, or (iv) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Company immediately prior to such transaction; provided, however, that the term "Change in Control" shall not include any transaction pursuant to which shares of capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established for the benefit of their immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include adoptive relations), or transferred to any such immediate family members.

              4.         Exercise of Options.

                        (a) Right to Exercise. The Employee may exercise the Options, to the extent vested, at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 5 below describes certain limitations on exercise of the Options that apply in the event of the Employee's death, disability, or termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

                        (b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to tame, to effectuate a broker-assisted cashless exercise, each in accordance with Section 4(c) of this Agreement, and
       (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 4(d) of this Agreement. An exercise will not be effective until all three of the foregoing items are received by the Secretary of the Company.

                      (c) Method of Payment. Payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the rime of exercise:

                                (i) by delivery of cash,  certified or cashier's
               check, money order or other ash equivalent acceptable to the Administrator in its discretion;

                                (ii) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Employee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company;

                                (iii) by withholding of Option Shares  otherwise
             issuable pursuant to the exercise which have a Fair Market Value on the date of exercise equal to the Exercise Price;

                                (iv) by a  broker-assisted  cashless exercise in
             accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator; or

                                (v)  by  any  other   method   approved  by  the
               Administrator.

                       (d) Agreement by Employee to Execute Other Agreements. The Employee agrees to execute, as a condition precedent to the exercise of the Options, a Stock Restriction Agreement in such form as the Administrator may from time to time request; provided, however, that execution of the Stock Restriction Agreement will not be required upon any exercise of the Options that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or, if later, the expiration of any market stand-off agreement that applies to other shareholders of the Company respecting such public offering of capital stock. The Employee acknowledges and agrees that the Stock Restriction Agreement may include such provisions as the Administrator in its sole discretion may determine are desirable including, without limitation, restrictions on transfer, rights of first refusal of the Company. Company repurchase rights that may be exercised at any time and for any reason, including repurchases under specified circumstances that will result in the Employee not realizing any gain from the purchasing of the shares, deferred payment for the purchase of shares from the Employee, rights to require sale of the shares in the event of a change in control of the Company and limitations on sales immediately following an initial public offering. Copies of the Stock Restriction Agreement are available for inspection at any time prior to exercise of the Options upon written request. Except as provided above, exercise of the Options and issuance of the underlying Option Shares will be conditioned upon the Employee's (i) receipt of the Stock Restriction Agreement (ii) acknowledgment that the Employee has read and understands the terms and provisions of the Stock Restriction Agreement and enters into such agreement voluntarily with an intent to be bound by its provisions, and (iii) delivery of executed copies of the Stock Restriction Agreement to the Administrator.

                       (e) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Employee, the brokerage firm specified in the Employee's delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transfer ability of such shares and referencing any applicable Stock Restriction Agreement.

              5.       Termination of Employment or Service.

                       (a) Exercise Period Following Cessation of Employment or Other Service Relationship. In General. If the Employee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, total and permanent disability (as defined in Section
     5(b) below), or discharge for Misconduct (as defined in Section 5(d) below), (i) the unvested Options, after giving effect to the provisions of
     Section 3 of this Agreement, terminate immediately upon such cessation, and
     (ii) the vested Options shall remain exercisable during the 30-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 30-day period.

                       (b) Disability of Employee. Notwithstanding the provisions of Section 5(a) above, if the Employee ceases to be employed by, or in a service relationship with, the Company as a result of the Employee's total and permanent disability, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the 30-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 30-day period. For purposes of this Agreement, "total and permanent disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has Lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of total and permanent disability as the Administrator in its sole discretion deems appropriate and the Administrator's good faith determination as to whether the Employee is totally and permanently disabled shall be final and binding on all parties concerned.

                        (c) Death of Employee. If the Employee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, shall terminate immediately upon the Employee's death, and (ii) the vested Options shall remain exercisable during the one (1) year period following the Employee's death, but in no event after the Expiration Date. by the Employee's executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one (1) year period.

                        (d) Misconduct. Notwithstanding anything to the contrary in this Agreement. the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Employee's discharge of employment or other service relationship for Misconduct or upon the Employee's commission of Misconduct during any period following the cessation of employment or other service relationship during which the Options otherwise would be exercisable. For purposes of this Agreement, "Misconduct" means (i) the Employee's conviction of, or plea of nolo contendere to a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company; (iii) the Employee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Employee's duties or willful failure to perform his responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances affecting the Employee's work performance; or (vi) breach by the Employee of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Employee for the benefit of the Company including without limitation this Agreement, al] as determined by the Administrator, which determination shall be conclusive and binding for all purposes hereunder.

                        (e) Change in Status. If the Employee's relationship with the Company ceases to be a "common law employee" relationship but the Employee continues to provide bona fide services to the Company following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of employment or other service relationship shall not be deemed to have occurred for purposes of this Section 5 upon such change in relationship. Notwithstanding the foregoing, the Options shall not be treated as incentive stock options within the meaning of Code section 422 with respect to any exercise that occurs more than 90 days after such cessation of the common law employee relationship (except as otherwise permitted under Code section 421 or 422).

              6. Lock-Up Agreement. The Employee agrees that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, the Employee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, will not directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of any Option Shares held by the Employee at any time during such period except Option Shares included in such registration; provided however, that
      (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering, and
      (b) all officers and directors of the Company enter into similar agreements.

               7. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Employee, the Options may be exercised only by the Employee or, during the period the Employee is under a legal disability, by the Employee's guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution. attachment or similar process.

               8. Drag-Along Rights. If at any time any stockholder of the Company, or group of stockholders, owning a majority or more of the voting capital stock of the Company (hereinafter, the "Transferring Stockholders") proposes to enter into any transaction involving (a) a sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of the Company immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of the Company immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held a majority of the voting capital stock of the Company immediately prior to such transaction. the Company may require the Employee to participate in such transaction by giving the Employee written notice thereof at least ten days in advance of the date of the transaction or the date that tender is required, as the case may be (hereinafter referred to as the "Drag-Along Date"). Notwithstanding anything herein to the contrary and without the Employees consent, if such notice is provided to the Employee, then the outstanding Options, or a portion thereof, as determined by the Company in its sole discretion and specified in the written notice of the transaction, shall terminate effective as of the Drag-Along Date and shall be of no further force or effect thereafter, provided that in consideration therefor the Employee receives from the Company, the acquirer or the Company's successor, an aggregate amount equal to the product of (a) the number of vested Options that terminate, multiplied by
      (b) the difference between (i) the Exercise Price per share of the Options and (ii) the price the Transferring Stockholders receive per share of Common Stock pursuant to the terms of the transaction, adjusted as determined by the Administrator to reflect the fact that the Exercise Price with respect to the Options has not, in fact, been paid. The payment of such amount to the Employee shall be made either upon the same terms and conditions as those applicable to the Transferring Stockholders with respect to their Common Stock pursuant to the terms of the transaction or via delivery of immediately available funds within thirty days following the transaction, as determined in the sole discretion of the payor.

               9. Qualified Nature of the Options. The Options are intended to qualify as incentive stock options within the meaning of Code section 422 ("Incentive Stock Options"), to the fullest extent permitted by Code section 422, and this  Agreement  shall be so construed.  Pursuant to Code section 422(d) the aggregate fair market value (determined as of the Grant
      Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by the Employee in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and
      (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such stock options will be treated as nonstatutory stock options with respect to the amount of aggregate fair market value thereof that exceeds the Code section 422(d) limit. For this purpose. The Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of Incentive Stock Options and the shares of Common Stock that are to be treated as stock acquired pursuant to nonstatutory stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

               Notwithstanding anything herein to the contrary, if the Employee owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(0) on the Grant Date, then the Exercise Price is the greater of (a) the Exercise Price stated in Section 1 or (b) 110% of the Fair Market Value of the Common Stock on the Grant Date, and the Expiration Date is the last business day coincident with or prior to the fifth anniversary of the Grant Date.

               Code section 422 provides additional limitations respecting the treatment of these Options as Incentive Stock Options.

               10. Notice of Disqualifying Disposition. If the Employee makes a disposition (as that term is defined in Code section 424(c)) of any Option Shares acquired pursuant to these Options within two years of the Grant Date or within one year after the Option Shares are transferred to the Employee, the Employee agrees to notify the Administrator of such disposition in writing within 30 days of the disposition.

               11. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll or any other payment of any kind due the Employee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require the Employee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

               The Administrator may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

               12.      Adjustments and Business Combinations.

                       (a) Adjustments for Events Affecting Common Stock. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock of the Company, the number of shares covered by and the exercise price and other terms of the Options shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The
      Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split. In the event of any other changes affecting the Company, the capitalization of the Company or the Common Stock of the Company by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator, in its discretion and without the consent of the Employee, shall make any other adjustments in the Options, including but not limited to reducing the number of shares subject to the Options or providing or mandating alternative settlement methods such as settlement of the Options in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to the Options as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

                       (b) PooIing of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Employee, the Administrator, in its sole discretion, may make any modifications to the Options, including but not limited to cancellation, forfeiture, surrender or other termination of the Options in whole or in part regardless of the vested status of the Options, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

                       (c) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Employee, adjustments in the terms and conditions of. and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.

                       (d) Binding Nature of Adjustments. Adjustments under this
      Section 12 wil] be made by the Administrator, whose determination as to what adjustments, if any. will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Employee pursuant to this Section 12 in exchange for, or by virtue of the Employee's ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

               13. Confidential Information. In consideration of the Options granted to the Employee pursuant to this Agreement, the Employee agrees and covenants that, except as specifically authorized by the Company, the Employee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Employee as a result of the Employee's employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Employee's employment or other service relationship. The provisions of this Section 13 shall not narrow or otherwise limit the obligations and responsibilities of the Employee set forth in any agreement of similar import entered into between the Employee and the Company.

               14. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Employee, nor be construed as a contract of employment or service relationship between the Company and the Employee, or as a contractual right of Employee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Employee at any time with or without cause or notice.

               15. No Rights as a Stockholder. The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

               16. The Company's Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               17. Employee. Whenever the word "Employee" is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Employee" shall be deemed to include such person.

               18. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Employee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

               19. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

               20. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

               21. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. in the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

               22. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware. without regard to its conflict of laws principles.

               23. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                                LOCALEYES CORPORATION



                                                By:
                                                Name:
                                                Title:

      The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

                                                EMPLOYEE

                                                By:
                                                Name:


      Enclosure:   LocalEyes Corporation 1999 Stock Incentive Plan

                VESTING SCHEDULE FOR INCENTIVE STOCK OPTION GRANT

VESTING DATE*                      AGGREGATE PERCENTAGE OF TOTAL OPTIONS VESTED
                                   AS OF VESTING DATE


      * The extent to which the Options are vested as of a particular vesting date specified above, determined based on the total number of Option Shares underlying the Options as specified in Section 1 of the Agreement, is rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share with respect to the last vesting date reflected on this Vesting Schedule.

                                  EXERCISE FORM

     Administrator of the LocalEyes Corporation 1999 Stock Option Plan c/o Office of the Corporate Secretary
     LocalEyes Corporation

     Gentlemen:
              I hereby exercise the Option granted to me on _____________________ by LocalEyes Corporation (the "Company"), subject to all the terms and provisions thereof and of the LocalEyes Corporation 1999 Stock Option Plan (the "Plan"), and notify you of my desire to purchase
_______________ shares of Common Stock of the Company at a price of $_____________ per share pursuant to the exercise of said Option. This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Option (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the "Shares") as follows:

                       (a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

                       (b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.

                       (c) The certificates for the Shares to be issued to me will bear a legend substantially as follows:

                               "The   securities   represented   by  this  stock
             certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

                               The   shares   of  stock   represented   by  this
             certificate are subject to forfeiture, restrictions on transfer, an option to purchase and a market stand-off agreement set forth in a certain Stock Restriction Agreement between the Company and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection by any shareholder of the Company at the office of the Company upon appropriate request and without charge."

     Appropriate stop transfer instructions will be issued by the issuer to its transfer agent.

                       (d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the shares, I understand that the issuer will require an opinion of counsel satisfactory to the issuer to the effect that such transfer does not require registration under the Act or any state securities law.

                       (e) The issuer is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A under the Act for my benefit.

                       (f) I am a party to a Stock Restriction Agreement with the issuer, pursuant to which I have agreed to certain restrictions on thc transferability of the Shares and other matters relating thereto.

Total Amount Enclosed: $__________________


Date:  _____________________                ____________________________________
                                                         (Employee)


                                        Received by LocalEyes Corporation on

                                        -----------------------------------


                                        By:

                                        ----------------------------------